Exhibit 1.1

EXECUTION VERSION

DBV TECHNOLOGIES S.A.

1,569,444 Ordinary Shares and 15,829,244 American Depositary Shares each representing one half of one Ordinary Share

UNDERWRITING AGREEMENT

October 8, 2019 (New York City time)

October 9, 2019 (Central European time)

October 8, 2019

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

DBV Technologies S.A., a société anonyme incorporated under the laws of France, registered with the registre du commerce et des sociétés of Nanterre under number 441 772 522, the registered office of which is 177-181, avenue Pierre Brossolette, 92120 Montrouge, France (the “Company”), proposes to issue and sell, in a capital increase reserved to specified categories of investors with a view to distribution in accordance with the terms hereof to the several underwriters named in Schedule II-1 (the “U.S. Underwriters”) and Schedule II-2 (the “European Underwriters”) hereto (together, the “Underwriters”), for whom you are acting as managers (the “Managers”), (i) 1,569,444 ordinary shares, €0.10 nominal value per share (the “Ordinary Shares”) of the Company (the “European Firm Shares”), and (ii) 7,914,622 Ordinary Shares (the “U.S. Firm Shares”), which Ordinary Shares may be in the form of American Depositary Shares (“ADSs”). In addition, at the option of the Underwriters, the Company has agreed to sell to the several Underwriters, and the Underwriters have severally agreed to purchase from the Company, up to 15% of the aggregate number of European Shares and/or U.S. Shares, to cover over-allotments (being the “Additional Shares,” together with the U.S. Firm Shares, the “U.S. Shares”), which Ordinary Shares shall be in the form of ADSs. The European Firm Shares and the U.S. Firm Shares are herein, collectively, the “Firm Shares” and the Firm Shares and the Additional Shares are herein, collectively, the “Shares.”

The Shares will be issued by way of a capital increase without preferential rights for existing shareholders under the provisions of Article L.225-138 of the French Commercial Code, pursuant to the twenty-second and the twenty-third resolutions of the Company’s combined general shareholders’ meeting held on May 24, 2019. Each prospective investor of Shares shall have executed an investor letter in the form set forth as Exhibit B or Exhibit C hereto, as applicable.

The Company proposes to conduct a global offering of Ordinary Shares to specified categories of investors (the “Reserved Offering”) comprised of (i) a public offering of U.S. Firm Shares and Additional Shares, as the case may be, to be delivered in the form of ADSs in the United States, Canada and certain countries outside of Europe (the “U.S. Offering”) and (ii) by way of private placement outside of the United States and Canada, to institutional investors, including to “qualified investors” within the meaning of Article 2(e) of the Regulation 2017/1129/EU, as amended (the “Prospectus Regulation”) in France and other member states of the European Union (the “International Placement”).

The Company has entered into a Deposit Agreement dated October 24, 2014 (the “Deposit Agreement”), with Citibank, N.A., as depositary (the “Depositary”), and all holders and beneficial owners of the ADSs issued thereunder. Upon deposit of any Ordinary Shares in respect of the U.S. Shares, the Depositary will issue ADSs representing the U.S. Shares so deposited. The ADSs will be evidenced by American Depositary Receipts (the “ADRs”) to be issued pursuant to the Deposit Agreement. Each ADS will represent one-half of one Ordinary Share, and each ADR may represent any number of ADSs. Unless the context otherwise requires, the terms “U.S. Firm Shares,” “Additional Shares” and “U.S. Shares” shall be deemed to refer in each case to any ADSs representing such securities and the ADRs evidencing such ADSs.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form F-3, relating to its securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this underwriting agreement (the “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement” and the related prospectus covering the Shelf Securities dated October 8, 2019 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. As used herein, “Applicable Time” is 7:30 p.m. (New York City time) on October 8, 2019 and “Pricing Date” is October 8, 2019 (New York City time) and October 9, 2019 (Central European time). For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “road show” as defined in Rule 433(h)(4) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “F-6 Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

The Company has for the purpose of listing the Firm Shares and, as the case may be, the Additional Shares, on the regulated market of Euronext Paris, prepared and filed with the French Financial Markets Authority (Autorité des marchés financiers) (the “AMF”) a French-language prospectus consisting of (i) the 2018 universal registration document, which is to be filed with the AMF on October 9, 2019 (document d’enregistrement universel 2018) (the “2018 URD”) and will incorporate by reference the 2018 registration document (document de reference 2018) and include the 2019 half-year financial report (rapport financier semestriel 2019) (ii) a securities note (Note d’opération) (the “Note d’Opération”) and (iii) a summary of such listing prospectus (included in the Note d’Opération) (collectively, the “French Listing Prospectus”), which is expected to receive the approval (approbation) of the AMF on October 9, 2019, and in any event before October 11, 2019.

The Company has also published (i) a launch press-release on October 8, 2019 announcing the launch of the offering of the Shares (the “Launch Press Release”) and a pricing press release on October 9, 2019, Central European time (October 8, 2019, New York City time) in French and in English language (the “Pricing Press Release” and together with the Launch Press Release, the “Offering Press Releases”) and (ii) on its website a corporate presentation dated September 2019 (the “Corporate Presentation” and together with the 2018 URD and the Offering Press Releases, the “Information Documents” and individually an “Information Document”).

All references in this Agreement to the French Listing Prospectus shall be deemed to refer collectively to (i) the 2018 URD, when such reference is made as of a date or for a period at which or during which the Note d’Opération has not yet been approved by the AMF, and (ii) after such approval has been received, to the 2018 URD, the Note d’Opération and the summary of the French Listing Prospectus (included in the Note d’Opération), taken together.

“Greenshoe Press Release” means the press release to be issued by the Company, and announcing the results of the Reserved Offering after exercise of the over-allotment option.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters, as of the date of this Agreement, as of the Closing Date (as defined below) and as at the Option Closing Date (as defined below), if any, that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company has not received notice that the Commission objects to the use of the Registration Statement as a shelf registration statement. In connection with the filing of the 2018 URD, the Company has complied, to the AMF’s satisfaction, with all requests of the AMF for additional or supplemental information, if any. In connection with the French Listing Prospectus, which will be approved by the AMF on October 9, 2019, and in any event before October 11, 2019, the Company’s auditors will submit a letters of completion of work (lettres de fin de travaux), a copy of which will be given to the AMF pursuant to article 212-15 of the General Regulations of the AMF, that will show no reservation, observation or warning other than as described in the French Listing Prospectus, as applicable; these letters of completion of work will not be altered or replaced. No order suspending the effectiveness of the French Listing Prospectus has been issued by the AMF, nor to the Company’s knowledge, any challenge to the filing with the AMF on the use of the 2018 URD has been filed with any court.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act, and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not, and, at the Closing Date and the Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the 2018 URD and, when it will have received the approval from the AMF, the French Listing Prospectus and the Offering Press Releases conformed, conform and will conform, as appropriate, with the requirements set forth by applicable laws and regulations, including the General Regulations of the AMF, the AMF’s guidelines and the European Commission Delegated Regulation (EU) no. 2019/980 and the European Commission Delegated Regulation (EU) no. 2019/979, (v) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (vi) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined below), and at the Option Closing Date (if any), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, and the French Listing Prospectus will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (viii) neither the Prospectus nor the French Listing Prospectus contain nor, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Listing Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) The Information Documents are true, complete and accurate in all material respects. They comply with the requirements of applicable French law, including French securities law, AMF’s regulation and guidelines and the European Commission Delegated Regulation (EU) no. 2019/980 and the European Commission Delegated Regulation (EU) no. 2019/979. Taken together, the Information Documents contain (i) all information that is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company and its Subsidiaries (as defined below) and the rights attached to the Shares and (ii) all information that is otherwise material in the context of the Reserved Offering.

The Information Documents do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or, taken together, omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company confirms that all notices, statements, estimates, statements of intents, forward looking statements and projections made by the Company in the Information Documents have been made on a reasonable basis and in good faith as of their respective dates.

(d) (i) A registration statement in respect of the ADSs on Form F-6 has been filed with the Commission (file number 333-199231) and has become effective under the Securities Act (such registration statement, including all exhibits thereto, at the time it became effective, being hereinafter referred to as the “F-6 Registration Statement”), (ii) no stop order suspending the effectiveness of the F-6 Registration Statement is in effect and no proceedings for such purpose is pending before or threatened by the Commission, (iii) the F-6 Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the F-6 Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (v) the F-6 Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) all of the Shares have been duly registered under the Securities Act pursuant to the F-6 Registration Statement.

(e) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(f) Any preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(g) The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(h) The Company is duly constituted as a French public limited company (société anonyme) with a board of directors and registered with the Trade and Companies Registry of Nanterre under the unique identification number of 441 772 522. The Company exists validly, operates in all material respects in accordance with the laws and regulations that apply to it and has made all the filings, statements and registrations required by the competent authorities for the purpose of its activities. Each member of the board of directors (Conseil d’administration), the Chairman of the Board of Directors (Président du Conseil d’administration) and the Chief Executive Officer (Directeur Général ) have been lawfully appointed or elected and are validly in office in accordance with the law and, perform their respective duties in compliance with French law and the Company’s by-laws (statuts) and internal regulations. The Company’s Subsidiaries (as defined below) have been duly constituted and exist validly under the laws and regulations in force. The Company and its Subsidiaries are fully empowered to hold and use their assets.

(i) DBV Technologies Inc., a Delaware corporation (the “Subsidiary” or the “Subsidiaries”) is the Company’s only significant subsidiary (as defined under Rule 1-02 of Regulation S-X). Each of the Company and the Subsidiaries have been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized (to the extent the concept of “good standing” or such equivalent concept exists under the laws of such jurisdiction), with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Time of Sale Prospectus, the Prospectus and the Information Documents and the French Listing Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and their Subsidiaries, taken as a whole (a “Material Adverse Effect”) (to the extent the concepts of “due qualification” and/or “good standing” or such equivalent concepts exists under the laws of such jurisdiction).

(j) With respect to the Company or to its Subsidiaries (a) no application for the appointment of an ad hoc representative (mandataire ad hoc) has been made, (b) no application to enter into a safeguard procedure (procédure de sauvegarde) has been made, (c) no application to enter into an accelerated safeguard procedure (procédure de sauvegarde accelérée) has been made, (d) no application to enter into an accelerated financial safeguard procedure (procédure de sauvegarde financière accelérée) has been made, (e) no application to enter into a conciliation procedure (procédure de conciliation) has been made, (f) no application for the transfer of whole of the business (cession totale de l’entreprise) has been made, (g) no notice of judicial reorganisation (redressement judiciaire), judicial liquidation (liquidation judiciaire) or voluntary liquidation has been filed (h) no conveyance, assignment or other arrangement for the benefit of, or enters into a composition with, its creditors has been made and (i) no proceedings under any applicable laws before a court having competent jurisdiction over the Company or such Subsidiaries which has analogous effect to any of the proceedings referred to in this paragraph 1(j) is commenced, threatened or pending.

(k) The Company confirms that the funds to come from the sale of the Shares will be used as described in the Time of Sale Prospectus, the French Listing Prospectus under paragraph 3.4 “Raison de l’émission et utilisation du produit” of the Note d’Opération and item 3(b) “Utilisation et montant net estimé du produit” of the summary of the listing prospectus and the Offering Press Releases under heading “Use of Proceeds”.

(l) Subject to the payment of the Purchase Price (as defined below) for each Share and the issuing of the depositary certificate (certificat du dépositaire) under article L.225-146 of the French Commercial Code, the Shares will be validly issued in accordance with article L.225-138 of the French Commercial Code and the 22nd resolution of the Company’s combined general shareholders’ meeting held on May 24, 2019 and fully paid and non-assessable on the Closing Date and, as the case may be, the Option Closing Date (as defined below) and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares which have not been duly excluded, waived or satisfied. The Shares may be fully deposited by the Company with the Depositary or its nominee against the issuance of ADRs evidencing the ADSs, as contemplated by the Deposit Agreement. The Company shall take all necessary steps to have the Shares admitted to the transactions of Euroclear France, Clearstream Banking SA, a public limited company (Luxembourg) and Euroclear Bank SA/NV (collectively, “Euroclear”) and to have the Shares admitted to trading on the regulated market of Euronext Paris on the Closing Date, and no collateral, pledge, lien or other security will exist on any Shares, nor any third-party rights accorded by the Company.

(m) All Ordinary Shares issued by the Company are consistent, and the Shares will be consistent, with the descriptions in each of the Time of Sale Prospectus, the Prospectus, the French Listing Prospectus and the Offering Press Releases. The description of the Company’s incentive plans including (i) the share subscription warrants (bons de souscription d’actions), (ii) the founders’ share subscription warrants (bons de souscription de parts de créateurs d’entreprise), (iii) the stock-options and (iv) the free shares (actions gratuites) and the rights granted thereunder set forth in the Time of Sale Prospectus, the Prospectus, the French Listing Prospectus, accurately and fairly present, in all material respects, the information required to be shown under applicable laws and regulations, with respect to such plans, arrangements, options and rights.

(n) Upon issuance by the Depositary of ADSs against deposit of the U.S. Shares in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and persons in whose names the ADSs are registered will be entitled to the rights specified in the corresponding ADRs (as applicable) and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the U.S. Shares, and payment therefor, the Underwriters will acquire good, marketable and valid title to such shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(o) No stamp, documentary, issuance, registration, transfer, withholding, or other taxes or duties are payable by or on behalf of the Underwriters, the Company or the Subsidiaries in France or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

(p) Except as described in each of the Time of Sale Prospectus and the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under current French law and regulations be paid to the Depositary and to the holders of Shares, as the case may be, in euros and may be converted into foreign currency that may be transferred out of France in accordance with, and subject to the limitation contained in, the Deposit Agreement.

(q) The Company’s share capital is as set forth in the Time of Sale Prospectus and the Prospectus under the heading “Capitalization”, in the 2018 URD under the heading “Montant du Capital Social” and in the Note d’Opération and in the summary of the French Listing Prospectus under item 2.1.(c) “Principaux actionnaires de l’Emetteur, contrôle et détention” in each case referred to in the Time of Sale Prospectus, the Prospectus, the 2018 URD and the French Listing Prospectus and in the Pricing Press Release; the share capital of the Company conforms to the description thereof contained in the Time of Sale Prospectus, the Prospectus, the 2018 URD and the French Listing Prospectus, provided that, with respect to the Shares, such representation shall be deemed given after the French Listing Prospectus has received the approval (approbation) from the AMF and in the Pricing Press Release; the Ordinary Shares composing the share capital of the Company as at the date hereof have been duly and validly authorized and issued and are fully paid and freely negotiable; the Shares, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and created once the depositary certificate (certificat du dépositaire) in accordance with Article L.225-146 of the French Commercial Code will be delivered; the certificate for the Shares (certificat d’inscription en compte) are in valid form; the holders of outstanding shares of share capital of the Company are not entitled to preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to subscribe for the Shares, except for any such rights as have been effectively waived or complied with; and, except as set forth in the Time of Sale Prospectus, the Prospectus and the French Listing Prospectus, no options, warrants, preemptive rights, rights of first refusal or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of share capital of or ownership interests in the Company are outstanding. All the outstanding shares of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Time of Sale Prospectus, the Prospectus and the French Listing Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through the Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(r) There is no franchise, contract or other document of a character required to be described in the Registration Statement, F-6 Registration Statement, the Time of Sale Prospectus, Prospectus or the French Listing Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required by any applicable laws and regulations (and any preliminary prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in any preliminary prospectus and the Prospectus under the headings “Material Income Tax Considerations,” “Risk Factors – Risks Related to Product Development, Regulatory Approval and Commercialization,” “Risk Factors – Intellectual Property Risks Related to Our Business,” “Business – Intellectual Property,” and “Business – Government Regulation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(s) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

(t) The purchase and sale of the Shares pursuant to this Agreement are in the Company’s corporate interest and serving the Company’s corporate purpose (objet social) as set forth in the Company’s by-laws (statuts) or other constitutional documents and are an arm’s-length basis between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other.

(u) The Company has full power and capacity to enter into this Agreement; the execution and the completion of the operations described in this Agreement, and the issuance of the Shares have been or will be validly authorized to the benefit of investors falling within the specific categories pursuant to the resolutions passed at the shareholders’ general meeting of the Company dated May 24, 2019 which has been properly convened and the appropriate decisions of the board of directors (Conseil d’administration) and of the Chief Executive Officer (Directeur Général) of the Company, and all ceilings applicable to these authorizations have been respected; all the notices, authorizations and approvals necessary to proceed with the valid issuance of the Shares, and those necessary for execution by the Company of its obligations hereunder have been duly obtained and will remain in force on the Closing Date and on the Option Closing Date. The Company has exercised all necessary care to ensure that all the investors in the Reserved Offering belong to the category provided for by the twenty-second resolution of the Company’s combined general shareholders’ meeting held on May 24, 2019.

(v) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus and the French Listing Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except such as have been obtained under the Securities Act, the AMF’s filing number on the 2018 URD and the AMF’s approval (approbation) on the French Listing Prospectus, and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Time of Sale Prospectus, the Prospectus, the French Listing Prospectus and the Offering Press Releases.

(x) Neither the issuance and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, (i) the charter or by-laws of the Company or its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect on the Company’s ability to consummate the transactions contemplated hereby.

(y) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for any such rights as have been effectively waived or complied with.

(z) The audited consolidated historical financial statements and schedules of the Company and its consolidated Subsidiaries included or incorporated by reference in any preliminary prospectus, the Prospectus, the Registration Statement and the French Listing Prospectus present fairly in all material respects the financial condition, results of operations, changes in shareholder’s equity and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and French laws and regulations and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Such financial statements as of and for the years ended December 31, 2018, 2017 and 2016 and for the six-months period ended June 30, 2019 are in accordance with IFRS within the meaning of EC Regulation No. 1606/2002 of the European Parliament and of the council of 19 July 2002 as adopted from time to time by the European Commission in accordance with that Regulation and its interpretations promulgated by the IASB applied on a consistent basis throughout the periods involved (except as noted therein). The selected financial data set forth under the caption “Summary Consolidated Financial” in any preliminary prospectus, the Prospectus and Registration Statement and in the French Listing Prospectus under heading “Capitalization” fairly present, in all material respects, on the basis stated in any preliminary prospectus, the Prospectus, the Registration Statement and the French Listing Prospectus, the information included therein.

(aa) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or incorporated by reference into the Time of Sale Prospectus, the Prospectus (exclusive of any supplement thereto) and the Information Documents.

(bb) Each of the Company and its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted in all material respects.

(cc) Neither the Company nor its Subsidiaries is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Subsidiaries or any of its properties, as applicable, except in the case of clauses (ii) and (iii), for such breach or violation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Deloitte & Associés, who have certified certain financial statements of the Company and its consolidated Subsidiaries and delivered their reports with respect to the audited consolidated financial statements and schedules included directly or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the French Listing Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and as required by the AMF General Regulations and under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes” and have delivered a letter of completion of work (lettre de fin de travaux) with respect to the 2018 URD that showed no reservation, observation or warning other than as described in the 2018 URD; this letter of completion of work (lettre de fin de travaux) has not and will not be altered or replaced and will deliver a letter of completion of work (lettre de fin de travaux) with respect to the French Listing Prospectus, which will show no reservation, observation or warning; this letter of completion of work (lettre de fin de travaux) will not be altered or replaced.

(ee) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus, the Prospectus (exclusive of any supplement thereto) and the 2018 URD.

(ff) No labor problem or dispute with the employees of the Company or its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus, the Prospectus (exclusive of any supplement thereto) and the 2018 URD.

(gg) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its Subsidiaries or its respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain coverage from insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus, the Prospectus and the French Listing Prospectus.

(hh) The Subsidiaries are not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Subsidiaries’ capital stock, from repaying to the Company any loans or advances to the Subsidiaries from the Company or from transferring any of the Subsidiaries’ property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Prospectus, the Prospectus (exclusive of any supplement thereto) and the 2018 URD.

(ii) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except in each case, the lack of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor its Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect except as set forth in or contemplated in the Time of Sale Prospectus, the Prospectus (exclusive of any supplement thereto) and the 2018 URD.

(jj) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, any preliminary prospectus and the Prospectus are in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. The Company’s and its Subsidiaries’ internal controls over financial reporting are effective at the reasonable assurance level and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(kk) The Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective at the reasonable assurance level.

(ll) Neither the Company nor its Subsidiaries have taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or European Union and French laws, stabilization or manipulation of the price of the Shares or any security of the Company to facilitate the sale or resale of the Shares.

(mm) The Company authorizes Goldman Sachs International to make adequate public disclosure of information, and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 with regard to regulatory technical standards for conditions applicable to buy-back programmes and stabilization measures.

(nn) The Company has complied and complies with any and all applicable rules relating to market abuse (including insider trading) and has taken adequate measures and has adequate procedures in place in order to ensure such compliance, and none of the allotment of the Shares, the sale of the Shares and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of any applicable “insider dealing”, “insider trading” or similar legislation, and no person acting on its behalf has done any act or engaged in any course of conduct constituting such violation.

(oo) The Company and its Subsidiaries are (i) in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance in all material respects with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus, the Prospectus and the French Listing Prospectus (exclusive of any supplement thereto). Except as set forth in the Time of Sale Prospectus and the Prospectus, neither the Company nor its Subsidiaries have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(pp) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or its Subsidiaries that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or its Subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or its Subsidiaries may have any liability.

(qq) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(rr) Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiaries is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, the rules and regulations thereunder or the U.K. Bribery Act 2010, and Articles 432-11 et seq., 433-1 and 433-2, 433-22 to 433-25, 435-1 et seq. and 445-1 et seq. of the French Criminal Code or similar law of any other relevant jurisdiction (“Anti-Corruption Laws”); and neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiaries is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a sanction for violation by such persons of the Anti-Corruption Laws; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Company and its Subsidiaries. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Anti-Corruption Laws is pending or, to the knowledge of the Company, threatened.

(ss) Neither the Company nor its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(tt) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(uu) Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiaries (i) is currently the subject of any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) or France (including sanctions administered or controlled by the French Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or (ii) will, directly or indirectly, use the proceeds of the offering and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any applicable Sanctions by, or would reasonably be expected to result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as an underwriter, advisor, investor or otherwise.

(vv) Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (including, but not limited to, Crimea, Cuba, Iran, Iraq, North Korea and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(ww) Neither the Company nor its Subsidiaries have engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or its Subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(xx) The Company and its Subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed to be conducted in the Time of Sale Prospectus, Prospectus, the Information Documents and the French Listing Prospectus. Except as set forth in the Time of Sale Prospectus, Prospectus and the 2018 URD, (a) there are no rights of third parties to any such Intellectual Property, except any rights which have not had and are not reasonably likely to result in a Material Adverse Effect; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any fact which would form a reasonable basis for any such claim; (f) to the Company’s knowledge, there is no patent or published patent application in the United States which contains claims that interfere with the issued or pending claims of any Intellectual Property described in the Time of Sale Prospectus, Prospectus and the French Listing Prospectus as being owned by or licensed to the Company; and (g) there is no prior art of which the Company is aware that is reasonably likely to render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(yy) Neither the Company nor its Subsidiaries nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise).

(zz) Except as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the 2018 URD, as applicable, the Company and the Subsidiaries (i) are and at all times have been in compliance with all statutes, rules and regulations in the United States or any other jurisdiction applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion laws, the statutes, regulations and directives of Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and all other government funded or sponsored healthcare programs including the TRICARE program (32 C.F.R. § 199.17), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, including, without limitation, the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any U.S. Department of Veterans Affairs agreement, and any successor government programs, and comparable state laws, regulations relating to Good Clinical Practices and Good Laboratory Practices and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company or its Subsidiaries (collectively, the “Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) have not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) have not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the Company’s knowledge, is any such limitation, suspension, modification or revocation threatened; (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (vii) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(aaa) The nonclinical studies and clinical trials conducted by or on behalf of or sponsored by the Company or the Subsidiaries, or in which the Company or the Subsidiaries have participated, that are described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Information Documents or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Information Documents, as applicable, and are intended to be submitted to Regulatory Authorities (as defined below) as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the U.S. Food and Drug Administration (“FDA”) and comparable drug regulatory agencies outside of the United States (including the Agence Nationale de Securité et du Médicament (“ANSM”)) to which they are subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312, and Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Information Documents of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such trials; the Company has no knowledge of any other trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Information Documents; the Company and the Subsidiaries have operated and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; neither the Company nor the Subsidiaries have received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency which could lead to the termination or suspension of any nonclinical studies or clinical trials that are described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Information Documents or the results of which are referred to in the Registration Statement, Time of Sale Prospectus, the Prospectus and the Information Documents, other than ordinary course communications, and, to the Company’s knowledge, there are no reasonable grounds for same.

(bbb) Except as set forth in or contemplated in Time of Sale Prospectus, the Prospectus and the 2018 URD (exclusive of any supplement thereto), the Company possesses all licenses, certificates, permits and other authorizations (collectively, “Permits”) issued by, and has made all declarations and filings with, the applicable federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the 2018 URD (exclusive of any supplement thereto), or to permit all nonclinical studies and clinical trials conducted by or on behalf of the Company, including, without limitation, all necessary FDA and applicable foreign regulatory agency approvals; the Company is not in violation of, or in default under, any such Permit, except as set forth in or contemplated in the Time of Sale Prospectus, the Prospectus and the 2018 URD (exclusive of any supplement thereto); and the Company has not received notice of any revocation or modification of any such Permit and does not have any reason to believe that any such Permit will not be renewed in the ordinary course, except as set forth in or contemplated in the Time of Sale Prospectus, the Prospectus and the 2018 URD (exclusive of any supplement thereto). The Company (i) is, and at all times has been, in compliance with all Applicable Laws, and (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Applicable Laws or (B) any Permits required by any such Applicable Laws.

(ccc) To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Authorities.

(ddd) None of the Company’s product candidates have received marketing approval from any Regulatory Authority.

(eee) The statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus, the Prospectus, the French Listing Prospectus and the Information Documents are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects.

(fff) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ggg) Neither the Company nor the Subsidiaries have any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(hhh) (i) Except as disclosed in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the 2018 URD, (x) to the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with generally accepted industry standards and practices for companies of a similar size and stage of development.

2. Agreements to Sell and Purchase. The Shares are being offered as part of a single capital increase at an identical price of €12.04 per European Firm Share (the “European Purchase Price”) corresponding to $6.59 per ADS (the “ADS Purchase Price” together with the European Purchase Price, the “Purchase Price”), based upon the exchange rate as in effect on the date hereof, as agreed between the Company and the Managers. The Company hereby agrees to issue and sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company with a view to distribution in accordance with the terms hereof (i) the respective numbers of U.S. Firm Shares set forth in Schedule II-1 hereto opposite its name, which U.S. Firm Shares shall be delivered in the form of ADSs, at the ADS Purchase Price and (ii) the respective numbers of European Firm Shares set forth in Schedule II-2 hereto opposite its name at the European Purchase Price (subject, in each case, to such adjustments among the Underwriters as the Managers in their sole discretion shall make to eliminate any sales or purchases of fractional ordinary shares or ADSs, as the case may be). It is understood that the obligations of the Underwriters contained in this Agreement shall not constitute a performance guarantee (garantie de bonne fin) within the meaning of Article L. 225-145 of the French Commercial Code.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue, at the option of the Underwriters up to an aggregate of 1,368,667 Additional Shares in the form of ADSs, at the ADS Purchase Price and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares (subject, in each case, to such adjustments among the Underwriters as the Managers in their sole discretion shall make to eliminate any sales or purchases of fractional ordinary shares or ADSs, as the case may be). You may exercise this right on behalf of the Underwriters, at any time, in whole or in part by giving written notice not later than 30 days after the date of the Prospectus. The exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the time, date and place on which such shares will be delivered (which time and date may be simultaneous with but not earlier than the Closing Date). The purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares. On the day, that Additional Shares are to be purchased (the “Option Closing Date”) and in the event that such time and date is simultaneous with the Closing Date, the term Closing Date shall refer to the time and date of delivery of the Firm Shares and Additional Shares, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II-1 hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the U.S. Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that such U.S. Shares are to be offered to the public upon the terms set forth in the Prospectus and in the Information Documents.

4. Payment and Delivery. Payment for the Firm Shares shall be made on or prior to 2:00 p.m. Central European time on October 11, 2019 or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you, to the augmentation de capital bank account opened by Société Générale Securities Services (“SocGen”) in the name of the Company (the “SocGen Account”). Payment with respect to U.S. Shares shall be made in U.S. Dollars and payment with respect to the European Shares shall be made in Euros. The day immediately following the time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Additional Shares shall be made in U.S. Dollars on or prior to 2:00 p.m. Central European time on the date prior to the Option Closing Date or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you, to the SocGen Account. Payment with respect to U.S. Shares shall be made in U.S. Dollars and payment with respect to the European Shares shall be made in Euros.

On the Closing Date or the Option Closing Date, as applicable, subject to receipt (i) of the funds referenced above in the SocGen Account and (ii) the issuance of a certificate acknowledging such payment by SocGen (certificat du dépositaire) in accordance with article L.225-146 of the French Commercial Code, the Company will send to Euroclear France a lettre comptable for the creation of the Firm Shares (and, as the case may be, the Additional Shares) make delivery of the applicable Shares to the Underwriters. The Firm Shares and the Additional Shares shall be transferred in such names and in such amounts as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. Prior to the Closing Date or the Option Closing Date, as applicable, the Company shall have taken all actions and made all necessary filings to facilitate the transfer of the European Shares through Euroclear and the U.S. Shares to be delivered in the form of ADSs through the Depositary Trust Company (“DTC”).

As compensation for the Underwriters’ commitments, the Company shall pay to the Managers for the Underwriters’ proportionate accounts an amount equal to the sum of (i) the product of the ADS Commission (as set forth on Schedule 1 hereto) and the number of ADSs delivered to the Underwriters upon the purchase of U.S. Shares on the Closing Date (or the Option Closing Date, as the case may be) and (ii) the product of the European Commission (as set forth on Schedule I hereto) and the number of European Shares delivered to the Underwriters upon the purchase thereof on the Closing Date. Pursuant to instructions delivered by the Company and on the Company’s behalf, such payment shall be made by SocGen to the Managers, on behalf of the Underwriters, promptly following the issuance of the Firm Shares (or the Additional Shares, on the Option Date as the case may be) to be sold by the Company pursuant to this Agreement and the issuance of the certificat du dépositaire on the Closing Date (or the Option Closing Date) with respect to such Firm Shares (or such Additional Shares, as the case may be) purchased on such date by wire transfer or credit of immediately available funds to an account designated by the Managers. Payment of the ADS Commission and payment of the European Commission shall be made in Euros.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Cooley LLP, outside counsel for the Company, dated the Closing Date and addressed to the Managers, in form and substance satisfactory to the Managers.

(d) The Underwriters shall have received on the Closing Date an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Closing Date and addressed to the Managers, in form and substance satisfactory to the Managers.

(e) The Underwriters shall have received on the Closing Date an opinion of Cooley LLP, intellectual property counsel for the Company, dated the Closing Date and addressed to the Managers, in form and substance satisfactory to the Managers.

(f) The Underwriters shall have received on the Closing Date an opinion of McDermott Will & Emery AARPI, French counsel for the Company, dated the Closing Date and addressed to the Managers, in form and substance satisfactory to the Managers.

(g) The Underwriters shall have received on the Closing Date an opinion of Becker & Associés, intellectual property counsel for the Company, dated the Closing Date and addressed to the Managers, in form and substance satisfactory to the Managers.

(h) The Underwriters shall have received on the Closing Date an opinion of Goodwin Procter LLP, counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement, the F-6 Registration Statement, the Time of Sale Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Underwriters shall have received on the Closing Date an opinion of Gide Loyrette Nouel A.A.R.P.I, French counsel for the Underwriters, dated the Closing Date and addressed to the Managers, in form and substance satisfactory to the Managers.

The opinions of counsel for the Company described in Section 5(c), Section 5(e), Section 5(f) and Section 5(g) above shall be rendered to the Underwriters at the request of the Company and shall so state therein. The opinion of counsel for the Depositary described in Section 5(d) above shall be rendered to the Underwriters at the request of the Depositary and shall so state therein.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Managers, from Deloitte & Associés, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k) The Underwriters shall have received on the Closing Date (i) a copy of the letter of completion of work (lettre de fin de travaux) delivered to the Company by Deloitte et Associés SA on the 2018 URD and such letter of completion of work (lettre de fin de travaux) shall not contain any reserves or observations and (ii) a copy of the letter of completion of work (lettre de fin de travaux) delivered to the Company by Deloitte et Associés SA on the French Listing Prospectus and such letter of completion of work (lettre de fin de travaux) shall not contain any reserves or observations.

(l) The Underwriters shall have received on each of the date hereof and the Closing Date a certificate, dated the date hereof or the Closing Date, as the case may be, and signed by the interim chief financial officer of the Company, as to the accuracy of certain financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance satisfactory to the Managers.

(m) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(n) The Underwriters shall have received on the Closing Date a copy of the certificate (certificate du dépositaire) issued by SocGen on the Closing Date and relating to the capital increase of the Company resulting from the subscription of the Shares.

(o) The Underwriters shall have received on or about the Pricing Date a signed investor letter substantially in the form of Exhibit B or Exhibit C, as applicable, from each prospective investor, and such letter shall be in full force and effect.

(p) The Underwriters shall have received on the Closing Date a certified copy of the by-laws (statuts) of the Company, an extrait kbis issued by the Commercial and Company Register of Nanterre relating to the Company dated of less than five (5) business days and a certificate of absence of insolvency proceedings (certificat de recherche négative de procédure collective) dated of less than five (5) business days.

(q) The Underwriters shall have received on the Closing Date certified copies of the excerpts of the minutes of (i) the combined general meeting of the Company dated May 24, 2019, (ii) the meeting of the Board of Directors of the Company dated October 8, 2019 and (iii) the decision of the Chief Executive Officer (Directeur Général) of the Company dated October 9, 2019, Central European time (October 8, 2019, New York City time).

(r) the Launch Press Release and the Pricing Press Release shall have been prepared and issued by the Company in accordance with AMF regulation.

(s) Euronext Paris shall have published (i) the notice of issue of the Shares and (ii) the notice admission of the Shares for trading on Euronext Paris, each being in full force and effect.

(t) all corporate proceedings and other legal matters incidental to the authorization, form, execution and validity of each of this Agreement and the Shares and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory met in all material respects to counsels for the Underwriters, and the Company shall have furnished to such counsels all documents and information that they may reasonably request to enable them to pass upon such matters.

(u) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of Cooley LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion of Cooley LLP, intellectual property counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(iv) an opinion of McDermott Will & Emery AARPI, French counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(v) an opinion of Becker & Associés, intellectual property counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(vi) an opinion of Goodwin Procter LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(h) hereof;

(vii) the opinion of Gide Loyrette Nouel A.A.R.P.I., French counsel for the Underwriters, dated the Closing Date, relating to the Additional Shares to be purchased on the Option Closing Date required by Section 5(i) hereof;

(viii) a letter dated the Option Closing Date, in form and substance satisfactory to the Managers, from Deloitte & Associés, independent public accountants, substantially in the same form and substance as the letter furnished to the Managers pursuant to Section 5(j) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(ix) a certificate dated the Option Closing Date, signed by the interim chief financial officer of the Company and in form and substance satisfactory to the Managers, substantially in the same form and substance as the certificate furnished to the Mangers pursuant to Section 5(l) hereof.

(x) copy of the certificate (certificate du dépositaire) issued by SocGen on the Option Closing Date and relating to the capital increase of the Company resulting from the over-allotment option of the Shares;

(xi) the Greenshoe Press Release shall have been prepared and issued by the Company in accordance with AMF regulation;

(xii) Euronext Paris having published (i) the notice of issue of the Additional Shares and (ii) the notice admission of the Additional Shares for trading on Euronext Paris, each in full force and effect; and

(xiii) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement and Information Documents as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus, the Prospectus or the Information Documents, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) The Company shall take the necessary steps to obtain the AMF’s approval (approbation) on the French Listing Prospectus prior to the Closing Date.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the offering of the U.S. Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the U.S. Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor to qualify the U.S. Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the U.S. Shares, in any jurisdiction where it is not now so subject.

(i) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement or statements which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the French Listing Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable) and fees payable to the AMF, as the case may be, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Euronext Paris or the AMF (in each case, including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); provided, however, that the reasonable fees and expenses of counsel for the Underwriters related to subclauses (iii) and (iv) of this Section 6(i) shall not exceed $30,000, (v) all costs and expenses incident to listing the Ordinary Shares and ADSs on Euronext Paris and the Nasdaq Global Select Market, respectively, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants; provided, however, that the Company shall be responsible for half of the cost and expenses of any aircraft chartered in connection with the road show and the Underwriters shall be responsible for the balance, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(k) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(l) If requested by the Managers, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(m) The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties imposed under the laws of France or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

The Company also covenants with each Underwriter that, without the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters, it will not, during the restricted period set forth in Schedule I hereto (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (the “Related Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares, ADSs or

Related Securities (other than any S-8 Registration Statement relating to the Company’s equity incentive plans) or (4) announce the offering of Ordinary Shares, ADSs or Related Securities, or (5) publicly announce the intention to do any of the foregoing. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of Ordinary Shares or ADSs pursuant to any employee stock option plan, non-employee incentive warrants plan, free shares plan, employee warrants (BSCPE), stock ownership plan or dividend reinvestment plan of the Company described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the 2018 URD, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Ordinary Shares or ADSs, provided that (i) such plan does not provide for the transfer of Ordinary Shares or ADSs during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Restricted Period, or (d) the issuance or sale of shares of Ordinary Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (i) the aggregate number of Ordinary Shares and ADSs issued or issuable does not exceed 5% of the number of Ordinary Shares and ADSs outstanding immediately after the issuance and sale of such securities, and (ii) each recipient of any such shares or other securities agrees to restrictions on the resale of securities that are consistent with the lockup letters described in Section 5(l) hereof for the remainder of the 90-day Restricted Period.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the F-6 Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus, or in any free writing prospectus, or in any Prospectus, or in the French Listing Prospectus or in any Information Document, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Managers specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the F-6 Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Managers specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in (i) the last paragraph of the cover page regarding delivery of the U.S. Shares and under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the U.S. Shares, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus, the Prospectus and any free writing prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which, if the Company is the indemnifying party, shall be limited to one such separate counsel (in addition to any local counsel) for any Underwriter together with all persons who control such Underwriter within the meaning of the Exchange Act or the Securities Act, and no more than three such separate counsel (in addition to any local counsel) for all the Underwriters) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d) In the event that the indemnity provided for in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other hand from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Shares (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the

Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of a Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the F-6 Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Termination. The Underwriters may terminate this Agreement, in your absolute discretion, by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market or Euronext Paris or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, France or European Union shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State, European Union, French or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your sole judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus, the Prospectus or the Offering Press Releases.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or on the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of U.S. Firm Shares set forth opposite their respective names in Schedule II-1 (for Shares to be purchased in the form of ADSs) and European Firm Shares set forth opposite their respective names in Schedule II-2 (for Shares to be purchased in the form of Ordinary Shares) bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Affiliates. The Managers and the Underwriters may provide their services through or in conjunction with one or more of their affiliates, and references in this Agreement to the “Managers” and the “Underwriters” shall, save where the context otherwise requires, include any such affiliates.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Submission to Jurisdiction; Appointment of Agents for Service. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company hereby irrevocably appoints Cogency Global Inc., with offices at 10 E. 40th Street, New York, New York 10016, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

17. Taxes. If any sum payable by the Company under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding taxes on underwriting commissions and other payments of fees to, and reimbursements of the expenses of, the underwriters in connection with its activities hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

20. Product Governance. Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules: (a) each of the European Underwriters (each a “Manufacturer” and together the “Manufacturers”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the European Shares, and the related information set out in the Offering Press Releases and in the announcements in connection with the European Shares; and (b) the Company notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the European Shares, and to the European Additional Shares, as the case may be, by the Manufacturers and the related information set out in the Offering Press Releases and in the announcements in connection with the European Shares.

21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours,

DBV TECHNOLOGIES S.A.

By:	/s/ Daniel Tassé
Name: Daniel Tassé
Title: Chief Executive Officer

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

Accepted as of the date hereof

Goldman Sachs International

Citigroup Global Markets Inc.

Citigroup Global Markets Limited

Acting severally on behalf of themselves

        and the several Underwriters named in

        Schedule II-1 and Schedule II-2 hereto.

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Antoine de Guillenchmidt
Name: Antoine de Guillenchmidt
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jennifer Sheng
Name: Jennifer Sheng
Title: Managing Director

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Valery Barrier
Name: Valery Barrier
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Managers:	Goldman Sachs International Citigroup Global Markets Inc. Citigroup Global Markets Limited

Managers authorized to release lock-up under Section 6:	Goldman Sachs International Citigroup Global Markets Inc.

Managers authorized to appoint counsel under Section 8(c):	Goldman Sachs International Citigroup Global Markets Inc.

Registration Statement File No.:	333-233651

Time of Sale Prospectus:

1.  Basic Prospectus dated October 1, 2019 relating to the Shelf Shares

2.  The Preliminary Prospectus supplement dated October 8, 2019 relating to the Shares

3.  The Free Writing Prospectus, dated October 8, 2019

Number of European Firm Shares: 1,569,444

Number of U.S. Firm Shares: 7,914,622

ADS Purchase Price: $6.59 per ADS

European Purchase Price per share: €12.04 per share

Lock-up Restricted Period:	90 days

Title of Shares to be purchased:	ordinary shares, €0.10 nominal value per share

Number of European Firm Shares:	1,569,444

Number of U.S. Firm Shares:	7,914,622

Number of Additional Shares:	1,368,667

ADS Purchase Price:	$6.59 per ADS

European Purchase Price per share	€12.04 per share

Schedule I-1

ADS Commission	$0.39540 per ADS

European Commission	€0.72240 per share

U.S. Selling Concession:	$0.23724 per ADS

European Selling Concession:	€0.43344 per share

Closing Date and Time:	October 11, 2019 2:00 p.m. Central European time

Closing Location:	Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018

Address for Notices to Underwriters:

Goldman Sachs International Plumtree Court, 25 Shoe Lane

London EC4A 4AUAttention: Registration Department

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Citigroup Global Markets Limited

Citigroup Centre

Canada Square, Canary Wharf

E14 5LB - United Kingdom

with a copy to Goodwin Procter LLP

620 Eighth Avenue

New York, New York 10018

Attention: Edwin O’Connor

Address for Notices to the Company:

DBV Technologies S.A.

177-181, avenue Pierre Brossolette

92120 Montrouge

Attention: Legal Department

Fax: +33 (0)1 43 26 10 83

with a copy to Cooley LLP

500 Boylston Street, 14th Floor

Boston, MA 02116

Attention: Marc Recht

Schedule I-2

SCHEDULE II-1

U.S. Underwriter	ADSs (each representing one half of one U.S. Firm Share)
Goldman Sachs International	7,640,561
Citigroup Global Markets Inc.	5,925,334
JMP Securities LLC	1,327,769
H.C. Wainwright & Co., LLC	545,755
Bryan, Garnier & Co.	389,825
Total:	15,829,244

Schedule II-1

SCHEDULE II-2

European Underwriter	Number of European Firm Shares
Goldman Sachs International	826,912
Citigroup Global Markets Limited	641,278
H.C. Wainwright & Co., LLC	59,065
Bryan, Garnier & Co.	42,189
Total:	1,569,444

Schedule II-2

EXHIBIT A

[FORM OF LOCK-UP LETTER]

DBV Technologies S.A.

October ___, 2019

Goldman Sachs International Citigroup Global Markets Inc.

Citigroup Global Markets Limited

As Representatives of the several Underwriters

c/o Goldman Sachs International

Plumtree Court, 25 Shoe Lane

London EC4A 4AU

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among DBV Technologies S.A., a French Société Anonyme (the “Company”), and each of you as representatives (the “Representatives”) of a group of Underwriters named therein (the “Underwriters”), relating to an offering of ordinary shares (the “Offering”), €0.10 nominal value per share, of the Company (the “Ordinary Shares”), which may be in the form of American Depositary Shares (“ADSs”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Goldman Sachs International and Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares, ADSs or other shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such Ordinary Shares, ADSs and/or other capital stock, or publicly announce an intention to effect any such transaction, for a period commencing from the date of the Underwriting Agreement until 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than: (i) Ordinary Shares or ADSs acquired in the Offering, if any; (ii) Ordinary Shares or ADSs acquired in open market transactions on or after the date of the Underwriting Agreement; (iii) Ordinary Shares or ADSs disposed of as bona fide gifts; (iv) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned; (v) by will or intestate succession upon the death of the undersigned; (vi) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; (vii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Act) of the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned) or (B) as part of a distribution without consideration by the undersigned to its stockholders, partners, members or other equity holders; or (viii) with the prior written consent of Goldman Sachs International and Citigroup Global Markets Inc.; provided, however, that in the case of (i) through (vii) above, no filing under Section 16 of the Exchange Act or Article L.621-18-2 of the French Monetary and Financial Code (Code monétaire et financier) and Article 223-23 of the General Regulation of the French markets authority (Autorité des Marchés Financiers) or other applicable laws and regulations or other filing or notification or public announcement shall be required or shall be voluntarily made by the undersigned or any other party, including the transferee, donee, heir or trustee, as applicable, during the Lock-Up Period with respect to a sale or other disposition of such Ordinary Shares or ADSs; and provided further that in the case of (iii) through (vii) above, it shall be a condition of the transfer that (1) the transferee, recipient, donee, heir, trustee or beneficiary, as applicable, executes an agreement stating that the transferee is receiving and holding such Ordinary Shares, ADSs or other shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such Ordinary Shares, ADSs and/or other capital stock subject to the provisions of this agreement and that there shall be no further transfer of such securities except in accordance with this agreement, and (2) any such transfer shall not involve a disposition for value.

Notwithstanding anything to the contrary, nothing in this agreement shall prohibit the undersigned from entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act, relating to the sale of securities of the Company, provided that the securities subject to such plan may not be sold and no public disclosure of any such action shall be required or shall be voluntarily made by any person until after the expiration of the Lock-Up Period.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the Offering, (ii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the shares of capital stock to be sold thereunder, or (iii) October 30, 2019, in the event that the Underwriting Agreement has not been executed by such date.

[Signature Page Follows]

3

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Yours very truly,

(if entity)

Signature

By:
Name:
Title:

(if individual)

Signature

Print Name

(Print Title if Signing as Agent or Fiduciary)

EXHIBIT B

[FORM OF INVESTOR LETTER]

American Depositary Shares

, 2019

DBV TECHNOLOGIES S.A.

177-181, avenue Pierre Brossolette

92120 Montrouge

France

and

GOLDMAN SACHS INTERNATIONAL

Plumtree Court, 25 Shoe Lane

London EC4A 4AU - United Kingdom

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

In connection with its proposed offering of new ordinary shares (the “Ordinary Shares”) of DBV Technologies S.A. a French Société Anonyme (the “Company”), in the context of an issuance without preferential subscription rights of Ordinary Shares (including Ordinary Shares in the form of American Depositary Shares) reserved to a specified category of investors in accordance with the provisions of the 22nd resolution of the extraordinary shareholders’ meeting of the Company held on May 24, 2019 (the “Reserved Offering” and such shares, the “New Shares”), the undersigned (the “Investor”) hereby represents and warrants that, as at the date hereof and until the completion of the Reserved Offering it belongs and will belong, or is acting on behalf of or advising an investor who belongs and will belong, to one of the following categories:

(1)

a natural or legal person, including a company, trust, investment fund or other investment vehicle, in any form, established under French or foreign law, that regularly invests in the pharmaceutical, biotechnological or medical technologies sectors and/or

(2)	a company, institution or entity, in any form, French or foreign, that exercises a significant part of its activities in these sectors.

Sincerely yours,

On behalf of ______________________________________

By:
Name:
Title:

EXHIBIT C

[FORM OF INVESTOR LETTER]

Ordinary Shares

DBV TECHNOLOGIES S.A.

177-181, avenue Pierre Brossolette

92120 Montrouge

France

and

GOLDMAN SACHS INTERNATIONAL

Plumtree Court, 25 Shoe Lane,

London EC4A 4AU - United Kingdom

CITIGROUP GLOBAL MARKETS LIMITED

Citigroup Centre

Canada Square, Canary Wharf

E14 5LB - United Kingdom

, 2019

Ladies and Gentlemen:

RE:	Purchase of New Shares issued by DBV Technologies S.A.

In connection with its proposed offering of new ordinary shares (the “Ordinary Shares”) of DBV Technologies S.A., a French societé anonyme, whose registered office is at 177-181, avenue Pierre Brossolette, 92120 Montrouge, France (the “Company”), in the context of an issuance without preferential subscription rights of Ordinary Shares (including Ordinary Shares in the form of American Depositary Shares) reserved to a specified category of investors in accordance with the provisions of the 22nd resolution of the extraordinary shareholders’ meeting of the Company held on May 24, 2019 (the “Reserved Offering” and such shares, the “New Shares”), the undersigned (the “Investor”) hereby represents and warrants that, as at the date hereof and until the completion of the Reserved Offering:

A. it belongs and will belong, or is acting on behalf of or advising an investor who belongs and will belong, to one of the following categories:

(1)

a natural or legal person, including a company, trust, investment fund or other investment vehicle, in any form, established under French or foreign law, that regularly invests in the pharmaceutical, biotechnological or medical technologies sectors and/or

(2)	a company, institution or entity, in any form, French or foreign, that exercises a significant part of its activities in these sectors.

B. it is and will be, or is acting on behalf of or advising an investor who is and will be, a “qualified investor” within the meaning of Article 2 (e) of the Prospectus Regulation (Regulation 2017/1129).

Sincerely yours,

On behalf of _____________________________________

By:
Name:
Title: